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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY

                                                          STATE OF INCORPORATION
                                                          ----------------------
Bellwether Exploration Company...........................       Delaware
Snyder Gas Plant Venture.................................       Texas
West Monroe Gas Gathering Corporation....................       Louisiana
NGL--Torch Gas Plant Venture.............................       Texas
Odyssey Petroleum Company................................       Delaware
Black Hawk Oil Company...................................       Delaware
TEAI Oil & Gas Company...................................       Delaware